Exhibit 4.7(c)

AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT dated as of August 3, 2006 to the RECEIVABLES PURCHASE AGREEMENT dated as of December 17, 2003 (as amended, the “Agreement”) among EQUISTAR RECEIVABLES II, LLC, a Delaware limited liability company (the “Seller”), EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the “Servicer”), the PURCHASERS from time to time party thereto, CITICORP USA, INC., as co-asset agent and administrative agent for the Purchasers (the “Agent”), CREDIT SUISSE FIRST BOSTON, and JPMORGAN CHASE BANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION as co-documentations agents, and BANK OF AMERICA, N.A., as co-asset agent.

The parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement.

SECTION 2. Amendments. (a) The following defined term in Section 1.1 of the Agreement is amended to read in its entirety as follows:

“Receivables Pool” means at any time the aggregation of all then outstanding Receivables sold or otherwise transferred by the Originators to the Seller.

(b) The reference to “Receivables” in the definition of Credit and Collection Policy is changed to “Pool Receivables”.

SECTION 3. Limited Waiver and Consent. The Purchasers hereby:

(a) waive the provisions of Section 5.3(o) of the Agreement to the extent necessary to permit execution and delivery of Amendment No. 1 to the Receivables Sale Agreement in substantially in the form of Exhibit A hereto, and authorize and direct the Agent to consent thereto;

(b) authorize and consent to the Agent’s consent to instruments tendered to it for its consent by the parties to the Receivables Sale Agreement as contemplated by said Amendment No. 1 so long as the Agent shall have received evidence satisfactory to it in its sole discretion that the Receivables to be thereby excluded from “Seller Receivables” (as defined in the Receivables Sale Agreement) would not be Eligible Receivables at such time under the Agreement; and

(c) authorize and consent to Agent’s execution and delivery of such further documents and instruments as may be requested of it and it may deem reasonably necessary or appropriate to confirm such exclusion of Receivables from Seller Receivables.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective on the first date on which the Agent shall have received counterparts hereof signed by each of the Required Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITICORP USA, INC., as Agent

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director Vice President

EQUISTAR RECEIVABLES II, LLC, as Seller

By:	/s/ Charles L. Hall
Name:	Charles L. Hall
Title:	Vice President and Controller

EQUISTAR CHEMICALS, LP, as Servicer

By:	/s/ Charles L. Hall
Name:	Charles L. Hall
Title:	Vice President, Controller and Chief Accounting Officer

ALLIED IRISH BANKS P.L.C.

By:	/s/ John F. Farrace
Name:	John F. Farrace
Title:	Co-Head Leverage Finance

By:	/s/ Derrick Lynch
Name:	Derrick Lynch
Title:	Vice President

Amsouth Bank

By:	/s/ Bruce Kasper
Name:	Bruce Kasper
Title:	Attorney in Fact

Bank of America, N.A.

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

Calyon New York Branch

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Director

Commerzbank AG, New York and Grand Cayman Branches.

By:	/s/ Andrew Campbell
Name:	Andrew Campbell
Title:	Senior Vice President

By:	/s/Andrew Kjoller
Name:	Andrew Kjoller
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Dwayne L. Coker
Name:	Dwayne L. Coker
Title:	Duly Authorized Signatory

GMAC COMMERCIAL FINANCE LLC

By:	/s/ Robert F. McIntyre
Name:	Robert F. McIntyre
Title:	Director

JPMorgan Chase Bank, N.A..

By:	/s/ Stacey Haimes
Name:	Stacey L. Haimes
Title:	Vice President

LASALLE BUSINESS CREDIT, LLC

By:	/s/ Jason T. Sylvester
Name:	Jason T. Sylvester
Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC. (formerly known as National City Commercial Finance, Inc.)

By:	/s/ Anthony Alexander
Name:	Anthony Alexander
Title:	Vice President

RZB Finance LLC

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	Group Vice President

UBS LOAN FINANCE LLC

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

UPS CAPITAL CORPORATION

By:	/s/ John P. Holloway
Name:	John P. Holloway
Title:	Director of Portfolio Management

WACHOVIA CAPITAL FINANCE

By:	/s/ M. Galovic Jr.
Name:	M. Galovic, Jr.
Title:	Vice President

WELLS FARGO FOOTHILL LLC

By:	/s/ Patrick McCormack
Name:	Patrick McCormack
Title:	Assistant Vice President

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